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                                                                      EXHIBIT 11

                        OUTSOURCING SERVICES GROUP, INC.
                 STATEMENT OF COMPUTATION OF BASIC AND DILUTED
                          NET INCOME (LOSS) PER SHARE
                                  (UNAUDITED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

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
                                                                                             SIX MONTHS ENDED
                                                                                        --------------------------
                                                                                        JULY 1, 2000  JULY 3, 1999
                                                                                        ------------  ------------
Basic income (loss) per share:
  Net income (loss) attributable to common stockholders...............................  $       (742) $        614
                                                                                        ============  ============
Weighted average number of outstanding common shares..................................     3,441,983     3,447,737
                                                                                        ============  ============
Basic income (loss) per share.........................................................  $      (0.22) $       0.18
                                                                                        ============  ============
Diluted income (loss) per share:
  Net income (loss) attributable to common stockholders...............................  $       (742) $        614
                                                                                        ============  ============
Weighted average number of outstanding common shares assuming full dilution...........     3,580,483     3,586,237
                                                                                        ============  ============
Diluted income (loss) per share.......................................................  $      (0.22) $       0.17
                                                                                        ============  ============
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